Exhibit 23

(Letterhead of Bongiovanni & Associates)


555 S. Powerline Road
Pompano Beach, Florida 33069

(954) 975-9601 Office
(954) 979-6695 fax

To the Board of Directors and Stockholders:
Windsor Investments Corp
433 N. Camden Dr., Ste 400
Beverly Hills, CA 90210

November 1, 2001

Gentlemen:

We hereby consent to the use of our audit report of Windsor Investments Corp dated August 8, 2001 for the period ended July 31, 2001 in the Form S-1/A of Windsor Investments, Inc. dated November 1, 2001.









/s/ Bongiovanni & Associates
----------------------------